UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – December 30, 2011

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	001-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company

(Exact name of registrant as specified in its charter)

Texas	001-34543	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Explanatory Note

Reference is made to (i) the Current Report on Form 8-K filed by Energy Future Holdings Corp. (“EFH Corp.”) and Energy Future Competitive Holdings Company (“EFCH”) on September 12, 2011 and (ii) the disclosure in “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS – Recent EPA Actions” provided in the Quarterly Reports on Form 10-Q filed by EFH Corp. and EFCH on October 28, 2011.

*****************

In September 2011, certain subsidiaries of EFH Corp. and EFCH, including Luminant Generation Company LLC (such subsidiaries collectively, “Luminant”), filed in the United States Court of Appeals for the District of Columbia Circuit (the “D.C. Circuit Court”) (i) a petition for review challenging the Environmental Protection Agency’s (the “EPA”) Cross-State Air Pollution Rule (the “CSAPR”) and (ii) a motion to judicially stay implementation of the CSAPR, in each case as applied to Texas. A number of generation companies, states and other parties filed similar petitions for review and similar motions to prevent the implementation of the CSAPR. As promulgated, our compliance with the CSAPR’s annual emissions reduction programs would have been required beginning on January 1, 2012, and our compliance with the CSAPR’s seasonal emissions reduction program would have been required beginning on May 1, 2012.

In October 2011, the EPA released proposed revisions to the CSAPR, including increased emissions budgets for the State of Texas (the “Proposed Revisions”). Although the EPA has conducted public hearings and received final comments (including from Luminant) regarding the Proposed Revisions, it has not issued a final rule addressing any revisions.

On December 30, 2011, the D.C. Circuit Court granted all motions for a judicial stay of the CSAPR in its entirety, including as applied to Texas. The D.C. Circuit Court’s order does not invalidate the CSAPR but stays the implementation of its emissions reductions programs until a final ruling regarding the CSAPR’s validity is issued by the D.C. Circuit Court. The D.C. Circuit Court’s order states that the EPA is expected to continue administering the Clean Air Interstate Rule (the predecessor rule to the CSAPR) pending the court’s resolution of the petitions for review. The D.C. Circuit Court ordered Luminant (along with the EPA and the other parties to the suit) to propose a briefing schedule that would allow the case to be fully briefed by the parties and heard by the D.C. Circuit Court by April 2012.

As a result of the D.C. Circuit Court’s order, Luminant rescinded its Notice of Suspension of Operations previously given to the Electric Reliability Council of Texas with respect to Units 1 and 2 at its Monticello generation facility. While the stay is in place, Luminant expects to operate these units in the ordinary course and to continue mining lignite at the mines that serve its Monticello and Big Brown generation facilities. While the legal challenge to the CSAPR is in process, we intend to continue evaluating the CSAPR, the Proposed Revisions, alternatives for possible compliance and the expected effects on our operations, liquidity and financial results.

We cannot predict (i) whether the legal challenge to the CSAPR will be ultimately successful on the merits, (ii) when the D.C. Circuit Court will issue a final ruling on the validity of the CSAPR and/or (iii) whether the EPA will adopt the Proposed Revisions (or if adopted, the nature of the Proposed Revisions).

Forward-Looking Statements

The information set forth in this Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to various risks and uncertainties that could cause actual results to differ materially from management’s current projections, forecasts, estimates and expectations. All statements, other than statements of historical facts, that are included in this Current Report on Form 8-K that address activities, events or developments that EFH Corp. or EFCH expect or anticipate to occur in the future (often, but not always, through the use of words or phrases such as “might,” “believe,” “plan to,” “intend to,” “will likely,” “expects to,” “may,” “could” and “anticipate”), are forward-looking statements, including, but not limited to, statements regarding the DC Circuit Court’s actions with respect to the CSAPR. Although EFH Corp. and EFCH believe that in making any such forward-looking statement their expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors in EFH Corp.’s and EFCH’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission (including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking Statements” contained therein). Neither EFH Corp. nor EFCH undertakes any obligation to publicly release any revision to the forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Stan Szlauderbach
Name: Stan Szlauderbach
Title: Senior Vice President and Controller

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

/s/ Stan Szlauderbach
Name: Stan Szlauderbach
Title: Senior Vice President and Controller

Dated: January 6, 2012